Exhibit 10.1

No.: 0140200003-2015(WS) Z. No. 0052

Fixed Assets Loan Contract

Special note: this contract is entered into by and between the parties hereto through friendly consultation based on the principles of equality and voluntariness and terms and conditions hereof are the faithful expression of intentions of the parties hereto. To safeguard the legitimate rights and interests of the Borrower, the Lender hereby requests the Borrower to pay adequate attention to terms and conditions in relation to rights and obligations of the parties hereto, especially contents in boldface.

Lender: Fuzhou Wusi Branch, Industrial and Commercial Bank of China Limited

Responsible people: Lin Wencheng; contact people: _________

Domicile (address): No. 162, Wusi Road, Fuzhou; post code: 350003

Tel.: 87820239; fax: 87820005; e-mail:

Borrower: Jiangxi Fenyi Yida Tourism Development Co., Ltd.

Legal representative: Chen Minhua; contact people:

Domicile (address): Zhaikoucun group, Louxia Village, Dongcun Township, Fenyi County; post code: _________

Tel.: ________; fax: ____________; e-mail: ____________

This contract is entered into by and between the parties hereto as to the granting of the Loan to the Borrower by the Lender through equal consultation.

Part I Basic Provisions

Article 1 Loan Purposes

The purposes of the Loan hereunder are for the project construction of “Fenyi Meng Mount’s Karst cave” tourist area. The Borrower shall not use the Loan for other purposes without the prior written consent of the Lender and the Lender reserves the right to supervise the use of such funds.

Article 2 Loan Amounts and Period

2.1 Currency of the Loan hereunder is RMB with its amounts being RMB 270,000,000 (in words: Say RMB Two Hundred and Seventy Million Only) (In case of any inconsistency between amount in words and amount in figures, the amount in words shall prevail).

2.2 Period of the Loan hereunder is seven (7) years and commences on the actual withdrawal date (For the withdrawal for several times, it will commence on the first withdrawal date). Actual withdrawal date shall be subject to the IOU.

Article 3 Interest Rate, Interests and Expenses

3.1 [Method for determining the interest rate of RMB loan]

Interest rate of RMB loan will be determined by the second method in the following:

(1)	Fixed interest rate: annual interest rate is / % and remains fixed during the period of validity hereof.

(2)	Interest rate of the Loan is determined based on the benchmark interest rate plus floating range, among which, benchmark interest rate is the benchmark loan rate of the People’s Bank of China at a level corresponding to withdrawal date (withdrawal date/effectiveness date) and loan period agreed by Article 2.2 hereof and floating range is (floating upward/floating downward/zero) 15%. Upon the withdrawal by the Borrower, / (1/3/6/12) months will be viewed as one period for the interest rate of the Loan and such interest rate will be adjusted once a period and interests are calculated based on the different sections. The date for determining the interest rate of the second period is the corresponding date upon the expiry of one period after the withdrawal date. Where there does not have a date corresponding to withdrawal date at the current adjustment month, the last date of such month will be seen as the corresponding date and the rest can be done in the same manner for other periods. In case of the withdrawal by the Borrower for several times, interest rate of the Loan will be adjusted by method A as follows:

A.	Regardless of the number of withdrawal times within one period, loan interest rate of current period determined at the determination date of interest rate of such period shall be adopted at the current period and adjusted at the next period.

B.	Interest rate of the Loan for each withdrawal will be determined and adjusted respectively.

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(3) Interest rate of each loan will be determined based on the benchmark interest rate plus floating range, among which, benchmark interest rate is / (year/month) loan prime rate (LPR) publicized by National Interbank Funding Center one (1) business day prior to the release date of each loan and floating range is / (floating upward/downward/zero) /% or / (add/subtract/zero) / base point (one base point is 0.01%). Upon the withdrawal of each loan, interest rate of the Loan will be adjusted by / method in the following:

A. Use / (1/3/6/12) months as one period. Adjust the interest rate of the Loan once every period and calculate interests based on the different sections. Determination date of interest rate for the second and subsequent periods is the corresponding date upon the expiry of one period for each loan withdrawal and the Lender shall adjust the interest rate of the Loan based on the loan prime rate and floating range of the said period publicized by National Interbank Funding Center at the previous business date. Where there is not a date corresponding to the withdrawal date at the current adjustment month, the last day of such month will be the corresponding date. In the event that loan prime rate at the corresponding period is not publicized by National Interbank Funding Center one (1) business date prior to the determination date of interest rate, loan prime rate publicized by National Interbank Funding Center two (2) business days prior to the determination date of interest rate shall be adopted and the rest can be done in the same manner.

B. Interest rate of the Loan will not be adjusted during the whole loan period.

(4) Others:                            /

3.2 [Determination method of interest rate of the Loan in foreign currency]

Interest rate of the Loan in foreign currency will be determined by / method in the following:

(1)	Fixed interest rate: annual interest rate is / % and remains fixed during the period of validity hereof.

(2)	Floating interest rate: interest rate of the Loan is determined based on the benchmark interest rate of /-month / (LIBOR/HIBOR) plus base point (namely 0.01%). During the period of validity hereof, interest margin of plus point remains unchanged. Upon the withdrawal by the Borrower, benchmark interest rate will be adjusted by the method in the following and interests are calculated based on the different sections:

A. Use / (1/3/6/12) months as one period. Adjust the interest rate of the Loan once every period. Adjustment date of benchmark interest rate for the second period is the corresponding date upon the expiry of one period after the withdrawal date. Where there does not have a date corresponding to withdrawal date at the current adjustment month, the last day of such month will be the corresponding date and the rest can be done in the same manner for the other periods.

B. Benchmark interest rate is adjusted at the first day of each interest period.

(3) Others:                            /

3.3 Interests of the Loan hereunder will be calculated from the actual withdrawal date and settled on a monthly (monthly/quarterly/semi-annual) basis. Upon the maturity of the Loan, both principal and interests will be repaid in full. Among these, daily interest rate=annual interest rate/360.

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3.4 Interest rate of default interests resulting from delay in the repayment of the Loan hereunder is determined to be the original interest rate of the Loan plus 50%. Interest rate of default interests resulting from the misappropriation of the Loan is determined to be the original interest rate of the Loan plus 100%.

3.5 In addition to the interests, the Borrower shall also pay to the Lender commitment fees. Such commitment fees will be paid by the / method in the following on the basis of difference between loan amounts agreed in Article 2 hereof and funds already withdrawn by the Borrower (daily average balance within the billing period) and / ‰ annual rate:

(1) Make full payment to the Lender at the expiry date of billing period.

(2) After the effectiveness hereof, make payment to the Lender at the 20th day of each / (month/quarter/half a year) for several times until the expiry date of billing period.

Billing period shall mean the period from the execution date hereof to withdrawal date of the last loan agreed by Article 4 hereof.

Where commitment fees are paid by several times and the Borrower fails to pay commitment fees as scheduled, the Lender has the right to stop releasing the Loan or cancel the funds not withdrawn by the Borrower in whole or in part.

Article 4 Withdrawal

4.1 The Borrower will withdraw funds by method (2) as follows based on the actual fund demands:

(1) Withdraw the Loan in full prior to / (MM/DD/YY);

(2) Withdraw the Loan by one or several times from the effectiveness date hereof to December 31, 2018;

(3) Withdraw the Loan based on the different periods at the following time. Where the Borrower changes the withdrawal time or amounts based on the progress of funds utilization, the Borrower shall withdraw the Loan in full no later than / (MM/DD/YY) with the approval of the Lender.

Withdrawal time	Withdrawal amounts
/

4.2 In the event of the Borrower’s failure to withdraw the Loan as agreed, the Lender has the right to cancel the Loan not withdrawn by the Borrower in whole or in part.

Article 5 Repayment

5.1 The Borrower shall repay the Loan on the basis of the following repayment plan (please provide attached sheets if there are many contents);

Scheduled repayment time	Scheduled repayment amount (RMB 10,000)

5.2 If under the following circumstances, the Borrower shall repay the Loan hereunder immediately upon the availability of corresponding funds. In case of prepayment because of it, the Borrower will not pay compensatory damages for it:

__________/ ____________

5.3 Except under the circumstances agreed by Article 5.2 hereof, the Borrower shall pay to the Lender for compensatory damages for prepayment. Such compensatory damages shall be calculated by the following standards: prepayment amounts ×remaining loan period (number of months) × / %. Where the number of remaining loan months is less than 1, such remaining loan period will be deemed as one (1) month.

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Article 6 Special Provisions about Revolving Loans (optional, this article □applicable □Not applicable)

The Borrower may view / (half a year/one year/two years/ three years/ four years/ five years) as one period (hereinafter referred to as unit loan period) and use the Loan hereunder revolvingly. Upon the handling of necessary formalities, loan principal not repaid at the previous unit loan period will be used continuously at the next unit loan period, provided however that, maturity date of any Loan withdrawn shall not exceed the expiry date of loan period mentioned in the preceding Article 2 hereof.

Article 7 Guarantee

7.1 The Loan hereunder is guaranteed (credit/guaranteed) loan.

7.2 Where the Loan hereunder is guaranteed loan, please refer to the guarantee contract executed additionally for guarantee matters. Where relevant guarantee is the guarantee under the debt ceiling, corresponding contract of guarantee under the debt ceiling is described as follows:

(1) Contract of mortgage of maximum amounts;

No.: 0140200003-2014 W.S.(D.) Z. No. 0034; guarantor: Jiangxi Fenyi Yida Tourism Development Co., Ltd.;

(2) Contract of guarantee under the debt ceiling:

A. No.: 0140200003-2014 W.S.(B.) Z. No. 0009; guarantor: Yida (Fujian) Tourism Goup Co., Ltd.;

B. No.: 14020203- W.S.(B.) Z. No.00074; guarantor: Chen Minhua;

C. No.: 14020203- W.S.(B.) Z. No.00075; guarantor: Fan Yanling;

(3) Contract of pledge of maximum amounts (No.: ____________________)

Guarantor: ______________________________________

Article 8 Financial Provisions (optional, this article ☐ applicable ☐ Not applicable)

During the period of validity hereof, the Borrower shall comply with the following provisions concerning financial indexes strictly:

                           /

Article 9 Settlement of Disputes

Method for the settlement of disputes hereunder is (1):

(1)	Submit the disputes to Fuzhou Arbitration Commission for the arbitration at Fuzhou (arbitration place) in accordance with its arbitration rules for the time being in force at the time of submitting arbitration application. Arbitration award shall be final and binding upon the parties hereto.

(2)	Settle disputes at the court of place where the Lender is located by means of lawsuit.

Article 10 Miscellaneous

10.1 This contract is made in sextuplicate, with two copies to be held by the Borrower, the Lender and Fenxi County Land Resources Bureau respectively. All of such copies shall have the same legal validity.

10.2 The following attachments and other attachments confirmed by the parties hereto shall be an integral part of this contract and have the same legal validity with this contract:

Attachment 1: Advice of Withdrawal (format)

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Article 11 Other Matters Agreed by the Parties Hereto

(1) Financial statements provided by the Borrower have reflected the financial and revenue conditions of corresponding financial periods completely, truly and fairly, or else, all economic and legal liabilities resulted therefrom shall be borne by the Borrower; (2) the Borrower hereby undertakes that its details about incidence relation disclosed to the Lender are comprehensive and correct and that the Lender will be informed of any new change occurred during the loan period in a timely manner, or else, all economic and legal liabilities resulted therefrom shall be borne by the Borrower; (3) the Borrower shall open up an supervision account at the loan bank, execute account management agreement for all operating revenues and ensure that sufficient cash flow is available to cover financing principal and interests, or else, the Lender reserves the right to stop newly increased financing or declare the financing to be matured in advance; (4) Where construction costs of the Project exceed investments, portion exceeding investments shall be self-raised by the Borrower; (5) Charge the land use right within the scope of this tourism area acquired subsequently and surface buildings to our bank, determine our bank to be unique mortgagee and go through the formalities concerning property right and mortgage on real estate in a timely manner after the project completion.

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Part II Specific Terms and Conditions

Article 1 Interest Rate and Interests

1.1	For the Loan in foreign currency, LIBOR shall mean the interbank offered rate of the loan currency hereunder displayed on the financial telecommunication terminal “LIBO=” page of REUTRES two (2) banking days (London time 11:00 AM) prior to the withdrawal date or adjustment date of benchmark interest rate; HIBOR shall mean the interbank offered rate of Hong Kong dollar displayed on the financial telecommunication terminal “HIBO=” page of REUTRES two (2) banking days (Hong Kong time 11:15 AM) prior to the withdrawal date or adjustment date of benchmark interest rate.

1.2	Where interests of the Loan are settled on a monthly basis, interests settlement date shall be the 20th day of every month; where interests of the Loan are settled on a quarterly basis, interests settlement date shall be the 20th day of the last month of each quarter; where interests of the Loan are settled semiannually, interests settlement date shall be June 20 and December 20 every year.

1.3	The first interest period shall be from the actual withdrawal date of the Borrower to the first interests settlement date; the last interest period shall be from the next day following the expiration of the previous interest period to the final repayment date; the rest interest periods shall be from the next day following the expiration of the previous interest period to the next interests settlement date.

1.4	Where floating interest rate is adopted for the Loan hereunder, rules for the adjustment of interest rate after the delay in the repayment of the Loan shall still be implemented by the original method.

1.5	Where the People’s Bank of China adjusts the method for determining the interest rate of the Loan and such method is applicable to the Loan hereunder, it shall be subject to the provisions formulated by the People’s Bank of China and the Lender will not notify the Borrower additionally.

1.6	Upon the execution hereof, it is agreed that interest rate of the Loan will be calculated by floating loan prime rate publicized by the People’s Bank of China or National Interbank Funding Center downward by certain percentage and the Lender reserves the right to re-evaluate the preferential interest rate provided to the Borrower on a yearly basis, decide to cancel such preferential interest rate in whole or in part on the basis of national policies, credit status of the Borrower and change to loan guarantee and notify the Borrower in a timely manner.

Article 2 Release and Payment of the Loan

2.1 Prior to the withdrawing of the Loan hereunder, the Borrower shall satisfy the prerequisite conditions agreed herein, or else, except that the early release is agreed by the Lender, the Lender is not obliged to release any funds to the Borrower:

2.2 Prerequisite condition for the first withdrawal:

(1) Loan project is already reviewed, approved or placed on file by national competent departments; (except that it is unnecessary to obtain such approval, reviewing or filing prior to the release of the Loan in accordance with relevant provisions);

(2) Project capital or other funds that shall be raised are available based on the specified time period and percentage;

(3) Except for loan on credit, the Borrower has already provided corresponding guarantee and gone through relevant guarantee formalities as required by the Lender;

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(4) Advice of withdrawal is submitted to the Lender in accordance with this contract.

(5) Other materials required by the Lender are submitted.

2.3 Prior to the withdrawing each time, the Borrower shall meet both the prerequisite conditions for the first withdrawal and the following prerequisite conditions:

(1) Where project capital is in place by different stages, capital of current period is available in full based on certain percentage;

(2) Costs do not exceed investments or portions exceeding investments are already self-raised;

(3) Works progress is already finished as scheduled and the actual project progress matches with amounts invested;

(4) This contract or other contracts executed with the Lender are not breached or violated;

(5) Supporting materials are provided to evidence that the purposes of the Loan are consistent with those agreed herein.

2.4 Upon the withdrawing, written documents provided to the Lender by the Borrower shall be the original; where it is impossible to provide the original, it is allowed to provide the copy thereof stamped with official seal of the Borrower with the approval of the Lender.

2.5 The Borrower shall, at least five (5) workdays of the bank in advance, submit the advice of withdrawal to the Lender for applying for the withdrawal. Without the prior written consent of the Lender, such advice of withdrawal submitted shall not be revoked.

2.6 Where the withdrawal by the Borrower is reviewed and approved by the Lender, the Lender will be deemed to have released the Loan to the Borrower in accordance with this contract after remitting the Loan into the account designated by the Borrower.

2.7 In accordance with regulatory provisions and management requirements proposed by the Lender, the Loan exceeding certain amounts or meeting certain conditions shall be paid by the Lender under entrustment and the Lender will, on the basis of the withdrawal application and payment order given by the Borrower, pay the loan funds to objects consistent with the purposes agreed herein. Therefore, the Borrower shall execute the payment order agreement with the Lender additionally as the attachment hereto and open or designate a professional account at the Lender for dealing with the payment under entrustment.

Article 3 Repayment

3.1 The Borrower shall repay the loan principal, interests and other payable funds in full and on time in accordance with this contract. The Borrower shall, one (1) workday of the bank prior to the repayment date and interests settlement date, deposit sufficient payable interests, principal and other payables of current period into the repayment account opened at the Lender's place and the Lender has the right to deduct amounts from such account on such repayment date or interests settlement date automatically, or require the Borrower to coordinate with relevant deduction formalities. Should funds in the repayment account be insufficient for paying the matured payables of the Borrower in full, the Lender reserves the right to determine the liquidation order.

3.2 Where the Borrower applies for the prepayment of the Loan in whole or in part, the Borrower shall, ten (10) workdays of the bank in advance, deliver the written application to the Lender, seek the approval of the Lender and pay compensatory damages to the Lender on the basis of standards agreed herein.

3.3 Where the prepayment of the Loan is approved by the Lender, the Borrower shall, at the prepayment date, pay in full the loan principal, interests and other funds that are accrued until the prepayment date and shall be paid in accordance with this contract.

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3.4 Where loan period is shortened due to the prepayment by the Borrower or early recall of the Loan by the Lender in accordance with this contract, corresponding grade of interest rate will not be adjusted and original loan interest rate shall still be valid and effective.

Article 4 Revolving Loan

4.1 Where the Loan hereunder can be used revolvingly, commencement date of the first unit loan period shall be the first withdrawal date and the commencement date of the second unit loan period shall be the corresponding date upon the expiry of the first period after the first withdrawal date. Where there does not have a date corresponding to the first withdrawal date at the month in which some unit loan period starts, the last day of such month will be the corresponding date and the rest can be done in the same manner. Without the consent of the Lender, the unit loan period determined shall not be adjusted.

4.2 After the first unit loan period, loan balance of each unit loan period shall be smaller than that of previous unit loan period. Upon the expiry of each unit loan period, the Borrower shall repay the Loan in accordance with the agreed repayment schedule. Loan within each unit loan period shall not be used revolvingly.

4.3 Where floating interest rate is adopted for the RMB revolving loan, benchmark interest rate will be determined according to the benchmark loan rate of People’s Bank of China at the corresponding grade of the unit loan period.

Article 5 Guarantee

5.1 Except for the loan on credit, the Borrower shall provide the legal and valid guarantee acknowledged by the Lender for the full performance of obligations hereunder by it. Guarantee contract will be executed additionally.

5.2 Where collateral hereunder is damaged, depreciated, distrained or detained or there has the dispute over property right, or the mortgagor disposes of such collateral arbitrarily, or financial conditions of the guarantor providing guarantee have material change or other change to the disadvantage of the Lender’s creditor’s right has occurred, the Borrower shall notify the Lender in a timely manner and provide other guarantee acknowledged by the Lender additionally.

5.3 Where pledge guarantee is provided with receivables for the Loan hereunder, the Lender has the right to declare the Loan to be matured in advance, require the Borrower to repay loan principal and interests in whole or in part without delay or add legal, effective and sufficient guarantee acknowledged by the Lender under any one of the following circumstances during the period of validity hereof:

(1) Bad debt rate of accounts receivable owed to the payer from the mortgagor of accounts receivable has risen for two (2) consecutive months;

(2) The percentage of accounts receivable that are due but not recovered and owed to the payer from the mortgagor of accounts receivable is over 5%;

(3) The mortgagor of accounts receivable has trade disputes (including disputes in connection with quality, technology and service) or debt disputes with payer or other third party, making it impossible to repay matured account receivables on schedule.

Article 6 Insurances

6.1 Upon the request of the Lender, the Borrower shall purchase insurances at the insurance company acknowledged by the Lender to protect against risks incurred by equipment, engineering construction and freight transportation relating to loan project or risks occurred during the project construction and operation. Type and period of insurances shall meet the requirements of the Lender and loan risks shall be covered by insurance amounts.

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6.2 During the period of validity hereof, the Borrower shall not suspend insurance by any reason whatsoever. Where such insurances are suspended, the Lender has the right to renew insurances or purchase insurances on its behalf with relevant expenses to be borne by the Borrower. Where the Borrower and related parties alter the insurance policy substantially or terminates the insurance in advance, the Borrower and related parties shall notify the Lender thirty (30) days in advance and seek the approval of the Lender, or else, the Borrower shall be held liable for any and all losses suffered by the Lender because of the suspension or termination of such insurances or alteration or medication to the insurance policy.

6.3 It shall be indicated in the insurance policy that the Lender shall be the preferred beneficiary (the first beneficiary) upon the occurrence of accidents and the insurer shall pay the insurance money to the Lender directly. The insurance policy shall not contain any terms and conditions on restricting the rights and interest of the Lender.

6.4 The Borrower shall, within three (3) days upon the knowing or constructive knowing of occurrence of insurance accidents, notify the Lender in writing and claim for compensation against the insurer in a timely manner in accordance with provisions of insurance company. Insurance compensation or compensatory damages shall be used for the prepayment of the Loan hereunder, or for resuming the project value with the approval of the Lender, or deposited into the account designated by the Lender and used as the deposit for guaranteeing the full performance of obligations hereunder.

Article 7 Representations and Warranties

The Borrower hereby makes the following representations and warranties to the Lender, which shall be valid and effective during the period of validity hereof:

7.1 Loan project and its matters are in compliance with laws and regulations;

7.2 It has the qualification of subjects as the Borrower as well as qualifications and capability to execute and perform this contract in accordance with laws and regulations;

7.3 It has acquired necessary authorization or approval for the execution hereof, or execution or performance hereof by it will not violate the Articles of Association and related laws and regulations, nor conflict with other obligations hereunder that shall be undertaken by it;

7.4 Other due and payable liabilities have been repaid as scheduled and there does not have a malicious or intentional delay in the repayment of loan principal and interests;

7.5 It has complete and perfect organization and financial management system. It does not have major violations during the production and operation of the latest year and its incumbent officers do not have material adverse records;

7.6 All documents and materials delivered to the Lender are true, correct, complete and effective and free from false recording, major omissions or misleading statements;

7.7 Financial accounting reports provided to the Lender are prepared by Chinese accounting standards and reflect the operating conditions and indebtedness of the Borrower truly, fairly and completely. As of the date of the latest financial accounting report, financial conditions of the Borrower do not have material adverse change; and

7.8 It does not conceal or hide any and all actions, arbitration or claims in which it is involved.

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Article 8 the Borrower’s Undertakings

8.1 It will withdraw and use the Loan based on the period and purposes agreed herein and funds borrowed can't be flowed into securities or futures market by any means whatsoever or used for other purposes forbidden or restricted by laws and regulations.

8.2 Loan principal, interests and other payables are settled in accordance with this contract.

8.3 It will accept and coordinate with the inspection and supervision over the use of the loan funds, including its purposes, by means of accounting analysis, voucher inspection and field investigation, summarize and report the use of the loan funds on a regular basis as required by the Lender.

8.4 It will accept the credit inspection by the Lender, provide the financial accounting materials, such as balance sheet and income statement, and other materials reflecting the debt paying ability of the Borrower, assist and coordinate with the investigation, knowing and supervision over its production, operating and financial conditions by the Lender.

8.5 Prior to the full repayment of loan principal and interests as well as other payable funds hereunder, dividends and bonus shall not be allocated by any means whatsoever.

8.6 In the event of merger, separation, decrease of registered capital, change to stock right, transfer of major assets and creditor’s rights, major foreign investments, substantial increase of debt financing and other actions that may have adverse impacts on the rights and interests of the Lender, the Borrower will seek the written consent of the Lender or make arrangement to the satisfaction of the Lender for realizing the creditor’s rights of the Lender.

8.7 Upon the occurrence of one of the following circumstances, the Lender shall be notified in a timely manner;

(1) Change to the Articles of Association, business scope, registered capital and legal representative;

(2) Discontinuation of business, dissolution, liquidation, stopping business for internal rectification, revocation of business license, application for bankruptcy or being filed for bankruptcy;

(3) Involvement or possible involvement in the major economic disputes, lawsuits, arbitration or attachment, detention or monitoring of its property in accordance with laws and regulations;

(4) Involvement of its shareholders, directors and incumbent officers in the major cases or economic disputes.

8.8 It will disclose related parties' relationship and related connection to the Lender in a timely, comprehensive and accurate manner.

8.9 It will sign for the receipt of notices delivered or otherwise served by the Lender in a timely manner.

8.10 It will not dispose of its own assets by reducing the debt paying ability; without the consent of the Lender, it will not use assets formed by the Loan hereunder to provide guarantee for a third party.

8.11 Where the Loan hereunder is released by means of credit, it will deliver the details about external guarantee to the Lender completely, truly, accurately and regularly and execute the account supervision agreement as required by the Lender. Where the provision of external guarantee may affect or influence the performance of obligations hereunder, it is required to obtain the written consent of the Lender.

8.12 It will support the Lender to take part in the reviewing of budget estimate, budget and final settlement, project bidding and completion acceptance in connection with the loan project.

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8.13 It will bear any and all expenses incurred by the Lender by realizing the creditor’s rights hereunder, including but not limited to attorney fees, valuation fees and auction fees.

8.14 The settlement of debts hereunder shall take precedence over that of liabilities owed to its shareholders from the Borrower and such debts shall at least be at the equal status with same type of liabilities of other creditors of the Borrower.

8.15 It will reinforce environmental and social risks management and accept the inspection and supervision over it by the Lender. Upon the request of the Lender, it will submit environmental and social risks report to the Lender.

Article 9 the Lender’s Undertakings

9.1 It will grant the Loan to the Borrower in accordance with this contract.

9.2 Unless otherwise specified herein or by laws and regulations, it will keep confidential any and all non-public materials and information provided by the Borrower.

Article 10 Breach of Contract

10.1 Upon the occurrence of any one of the following circumstances, the Borrower will be deemed to have breached this contract:

(1) The Borrower fails to repay principal and interests of the Loan hereunder and other payables as agreed, or to perform other obligations hereunder, or is in violation of representations, warranties or undertakings hereunder;

(2) Change to the guarantee hereunder that is to the disadvantage of the Lender’s creditor's rights has occurred and the Borrower fails to provide other guarantees acknowledged by the Lender additionally;

(3) Other liabilities of the Borrower are not settled when becoming matured (including being declared to be matured in advance), or the Borrower declines to perform the obligations under other agreements or violates such obligations under other agreements, exerting or possibly exerting adverse impacts on the performance of obligations hereunder;

(4) Financial indexes of the Borrower, such as profitability, debt paying ability, operation ability and cash flow, have gone beyond the agreed standards or worsened or have affected or may possibly affect the performance of obligations hereunder;

(5) Ownership structure, production and operation and foreign investment of the Borrower are subject to material adverse change, affecting or possibly affecting the performance of obligations hereunder by it;

(6) The Borrower is involved or may possibly be involved in the major economic disputes, lawsuits or arbitration, or its assets are attached, detained or enforced, or judicial or administrative organs have placed it on file for investigating it or taken punitive measures against it in accordance with laws and regulations, or the Borrower is exposed by media because of violation of national laws and regulations or policies, affecting or possibly affecting the performance of obligations hereunder;

(7) Key individual investors and officers of the Borrowers are changed abnormally, missing or investigated by judicial organs or their personal freedom is restricted in accordance with laws and regulations, affecting or possibly affecting the performance of obligations hereunder by it;

(8) The Borrower uses the false contract concluded with related parties or transaction without actual transaction background to obtain the funds or credit extension of the Lender illegally, or to evade the creditor’s rights of the Lender intentionally with connected transaction;

(9) The Borrower has or may possibly discontinue business, implement dissolution or liquidation, stop doing business for internal rectification or apply for bankruptcy or filed for bankruptcy or its business license has been or may be revoked or cancelled;

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(10) The Borrower has caused liability accidents, major environmental and social risk accidents due to the violation of laws, regulations or industry standards in relation to food safety, work safety, environmental protection, other environmental and social risk management, affecting or possibly affecting the performance of obligations hereunder by it;

(11) Project funds are not available based on the agreed schedule or percentage, or made up within the period specified by the Lender;

(12) Project construction is not completed based on the progress, or project construction and operating environment or conditions are subject to the material adverse change;

(13) Where the Loan hereunder is released by means of credit, credit rating, profitability, asset-liability ratio, net cash flow of operating activities of the Borrower do not satisfy the conditions about loan on credit contemplated by the Lender; or the Borrower uses its valid operating assets to create mortgage/pledge guarantee for other people or provide external guarantee without the written consent of the Lender, affecting or possibly affecting the performance of obligations hereunder;

(14) Other circumstances that may have adverse impacts on the realization of the Lender’s creditor’s rights hereunder.

10.2 In case of breach of contract by the Borrower, the Lender has the right to take one or several measures in the following:

(1) Require the Borrower to correct or rectify such breach within the specified period;

(2) Stop releasing the Loan and other financing funds to the Borrower in accordance with this contract or other contracts concluded between the Lender and the Borrower, or cancel the Loan not withdrawn by the Borrower and other financing funds in whole or in part;

(3) Declare the Loan not repaid and other financing funds under this contract and other contracts executed between the Lender and the Borrower to become due immediately and recover the funds not repaid without delay;

(4) Require the Borrower to compensate for losses suffered by the Lender because of the breach by the Borrower;

(5) Other measures contemplated by laws and regulations and this contract or as deemed necessary by the Lender.

10.3 Where the Borrower fails to repay due loan (including loan declared to be due immediately) as agreed, the Lender has the right to calculate and collect default interests based on the rate of default interests arising from the delay in the payment since the date in which such delay occurs. For interests that the Borrower fails to pay on schedule, compound interests will be calculated and collected based on the rate of default interests.

10.4 Where the Borrower fails to use the Loan for the purposes agreed herein, the Lender has the right to calculate and collect default interests on the portions misappropriated according to the rate of default interests arising from the misappropriation of the Loan hereunder since the date in which the Loan is misappropriated. For interests that are not paid on time when the Loan is misappropriated, compound interests will be calculated and collected based on the rate of default interests of the Loan misappropriated.

10.5 Where the Borrower commits the behaviors set forth by Article 10.3 and Article 10.4 hereof above, the higher rate of default interests will be adopted and these rates of default interests can’t be combined together.

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10.6 Where the Borrower fails to repay loan principal, interests (including default interests and composite interests) or other payables on time, the Lender reserves the right to make collection by public announcement on the media.

10.7 Where controlling or controlled relationship between the Borrower and its related parties is changed, or the Borrower's related parties have circumstances other than those specified by Paragraph (1) and (2) of Article 10.1 hereof, affecting or possibly affecting the performance of obligations hereunder by the Borrower, the Lender reserves the right to take measures agreed herein.

Article 11 Deduction

11.1 In the event that the Borrower fails to repay matured debts (including those declared to be matured immediately) hereunder as agreed, the Lender has the right to deduct corresponding funds from all local or foreign currency accounts opened by the Borrower at the Lender or other branches of Industrial and Commercial Bank of China for settling such matured debts until all liabilities hereunder are fully settled by the Borrower.

11.2 Where deduction funds are not denominated by this contract currency, conversion will be made based on the exchange rate applicable to the Lender at the deduction date. Interests and other charges incurred from the deduction date to the settlement date (the date in which the Lender converts the deduction funds into amounts in the contract currency in accordance with national foreign exchange administration policies and debts hereunder are settled actually) as well as difference resulting from the fluctuation of exchange rate during this period shall be borne by the Borrower.

11.3 Where the funds deducted by the Lender are insufficient for settling all liabilities of the Borrower, the Lender reserves the right to determine the sequence of settlement.

Article 12 Transfer of Rights and Obligations

12.1 The Lender has the right to assign or transfer rights hereunder to a third party in whole or in part without seeking the approval of the Lender. Without the written consent of the Lender, the Borrower shall not transfer or assign its rights and obligations hereunder.

12.2 The Lender or Industrial and Commercial Bank of China Limited (“ICBC”) may, based on the operation and management demands, authorize or entrust other branches of ICBC to exercise and perform rights and obligations hereunder or request other branches of ICBC to take over and manage the creditor’s rights of the Loan hereunder without seeking the approval of the Borrower additionally and the Borrower hereby agrees with it. Other branches of ICBC undertaking rights and obligations of the Lender have the right to exercise all rights hereunder, file a lawsuit at the court in the name of this institution for settling the disputes hereunder and apply for the arbitration and specific performance.

Article 13 Effectiveness, Modification and Rescission

13.1 This contract shall come into force upon the signature by the parties hereto and expire upon the full performance of obligations hereunder by the Borrower.

13.2 Any modification hereto shall be made in writing after the consensus by the parties hereto. Modification terms or agreements shall constitute an integral part of this contract and have the same legal validity with this contract. Except for the portions modified or changed, the remainder of this contract shall continue to be valid and effective and original terms and conditions shall still be valid and effective before the terms and conditions that are modified come into force.

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13.3 Modification and rescission hereof shall not affect the right of the parties hereto to require the compensation for damage. Rescission hereof does not affect or influence the validity of terms and conditions concerning disputes settlement.

Article 14 Application of Law and Settlement of Disputes

Execution, effectiveness, interpretation and performance hereof as well as settlement of disputes shall be governed by the laws of the People’s Republic of China. All disputes and controversies arising out of or relating to the performance hereof shall be settled by the parties hereto through friendly consultation. In case that no agreement has been reached, such disputes shall be settled by methods agreed herein.

Article 15 Complete Contract

Part I Basic Provisions and Part II Specific Terms and Conditions hereof shall constitute a complete Fixed Assets Loan Contract and same words at the said two parts shall have the same meaning. The Loan of the Borrower will be bound by these two parts collectively.

Article 16 Notification

16.1 All notices hereunder shall be sent or delivered in writing. Unless otherwise specified herein, it is agreed by the parties hereto that domicile stated herein shall be the mailing and contact address. In case of any change to mailing address or other contact methods by either party, such party shall notify the other party in writing and in a timely manner.

16.2 In case of either party’s refusal to sign for the receipt of such notices or occurrence of other circumstances in which it is impossible to serve the notices, the party providing notices may serve such notices by means of notarization or public announcement.

Article 17 Miscellaneous

17.1 The Lender’s failure to exercise or partial exercise or delay in the exercise of rights hereunder will not constitute the waiver or change of such right or other rights, nor affect the further exercise of such right or other rights.

17.2 Invalidity or unenforceability of terms and conditions hereof will not affect or influence the validity or enforceability of other terms and conditions, nor affect the validity of the entire contract.

17.3 The Lender reserves the right to provide information in connection with this contract and other relevant information of the Borrower to the credit consulting system of the People’s Bank of China and other credit information databases established in accordance with laws and regulations for the inquiry and use by institutions with proper qualifications or individuals in accordance with laws and regulations or requirements proposed by financial regulation agency. The Lender also has the right to inquire relevant information of the Borrower through the credit consulting system of the People’s Bank of China and other credit information databases established in accordance with laws and regulations for the purposes of execution and performance hereof.

17.4 Words mentioned herein, such as “related parties”, “relationship of related parties”, “transaction of related parties”, “main individual investors” and “key officers”, shall have the same meaning with those described in the Accounting Standards for Enterprises No.36–Disclosure of Related Parties (C.K. [2006] No. 3) released by the Ministry of Finance and subsequent amendments thereto.

17.5 Environmental and social risks referred to herein shall mean the dangers and relevant risks that may be caused to the environment and society by the Borrower and its important related parties in the construction, production and operating activities, including the environmental and social problems in respect of energy consumption, pollution, land, health, safety, resettlement of affected residents, ecological protection and climate change.

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17.6 Receipts and certificates prepared and retained by the Lender in accordance with its business rules and in connection with the Loan hereunder will constitute the valid and effective evidence for evidencing the debtor-creditor relationship between the Borrower and the Lender and be binding upon the Borrower.

17.7 In this contract, (1) this contract shall include modification or supplements hereto; (2) titles of terms and conditions are inserted for the reference only and do not constitute the interpretation hereof nor restrict the contents below the titles and its scope; (3) where the withdrawal or repayment date is not the business day, such withdrawal or repayment date shall be postponed to the next banking day.

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The parties hereto acknowledge that the Borrower and the Lender has held consultation fully for all terms and conditions hereof. The Lender has requested the Borrower to pay special attention to terms and conditions in connection with rights and obligations of the parties hereto and understand them fully and correctly, interpreted and explained relevant terms and conditions as required by the Borrower. The Borrower has read carefully and understood contract terms and conditions fully (including Part I Basic Provisions and Part II Specific Terms and Conditions). The parties hereto have the same understanding over terms and conditions hereof and do not have any objection to the contract contents.

The Lender (seal): Fuzhou Wusi Branch, Industrial and Commercial Bank of China Limited (Sealed)

Responsible people/authorized agent: /s/ Lin Wencheng (Sealed)

The Borrower (seal): Jiangxi Fenyi Yida Tourism Development Co., Ltd. (Sealed)

Legal representative/authorized agent: /s/ Chen Minhua (Signature)

Date of signature: January 9, 2015

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